Exhibit 99

For Immediate Release

             TradeStation Group Raises 2003 Earnings Guidance By 25%

        Company Expects Even Higher Earnings If Market Conditions Improve

      Plantation FL, May 5, 2003 - TradeStation Group, Inc. (NasdaqNM: TRAD) today released a 2003 Business Outlook which estimated earnings per share (diluted) for the 2003 year of 25 cents, a 25% increase from the 20 cents per share (diluted) estimate the company announced in February 2003 in its year-end 2002 earnings conference call. TradeStation Group is the parent company of the award-winning TradeStation Securities direct-access brokerage (Member NASD, SIPC and NFA), and TradeStation Technologies, the award-winning software development and subscription service company.

      The company's 2003 Business Outlook was prepared on the assumption that market conditions do not improve during 2003. If conditions do improve, the company expects even better earnings results. "Historically, our results have been better when the combined average share volume of the major exchanges is higher," said David Fleischman, CFO of the company. "We estimate that on a rolling 12-month basis each increase of 10% in combined average share volume of the major exchanges generates approximately another 4 cents per share of annual earnings."

      The estimate for the 2003 second quarter takes into account the one-time negative impact of an increase in the company's futures clearing cost rates. The company is in the process of changing futures clearing firms, and has negotiated new, very-competitive clearing costs, but will not start to realize the benefit of the new rates until the middle of the second quarter. The company's second quarter estimate is also affected by its March 2003 reduction in futures commission pricing. Historically, the company has not realized the increased account growth and increased client trading activity benefits of its commission pricing reductions until they have been in effect for a while. The second quarter estimate also takes into account a one-time positive impact to second quarter earnings of an expected tax refund (benefit) that was previously reserved.

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

      The company's 2003 Business Outlook is as follows:

                              2003 BUSINESS OUTLOOK

                      (In Millions, Except Per Share Data)

                                 Q1 2003     Q2 2003     Q3 2003     Q4 2003     2003 Year
                                 -------     -------     -------     -------     ---------
                                 (Actual)  (Estimate)  (Estimate)   (Estimate)   (Estimate)
TOTAL REVENUES                   $  13.3     $  14.2     $  15.7     $  16.9      $  60.1
  Brokerage revenues             $  11.0     $  12.0     $  13.5     $  14.7      $  51.2

TOTAL OPERATING EXPENSES         $  11.2     $  13.0     $  12.9     $  13.5      $  50.6
NET INCOME                       $  2.25     $  1.93     $  2.83     $  3.39      $ 10.40
EARNINGS PER SHARE (Diluted)     $  0.06     $  0.04     $  0.07     $  0.08      $  0.25

      The company's earnings estimates and other comments concerning potential results are based on numerous assumptions, expectations and beliefs concerning its business, its industry and market conditions. Those assumptions, expectations and beliefs are all forward-looking in nature, and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth below.

About TradeStation Group, Inc.

      TradeStation Group, Inc. (NasdaqNM: TRAD), through its operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to institutional, professional and serious, active individual traders. TradeStation is an electronic trading platform that enables clients to design, test and monitor their own custom trading strategies and then automate them with direct-access order execution. The trading platform currently offers streaming real-time equities, options, and futures market data. Equities and options transactions are cleared through Bear, Stearns Securities Corp. (NYSE: BSC). The company's other operating subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services, and owns and operates the TradeStationWorld.com strategy trading and development community.

Forward-Looking Statements - Issues, Uncertainties and Risk Factors

This press release contains statements that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation
Reform Act of 1995. When used in this press release, the words "estimate," "estimates," "assume," "assumption," "believe," "belief," "plan," "expect," "expectation," "intend," "designed," "anticipate," "may," "will," "should," "could," "become," "upcoming," "potential," "pending" and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results suggested herein. Factors that may cause or contribute to the various potential differences include, but are not limited to, the effect that

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

the company's new lower commission pricing structure for futures trades (which was implemented in the 2003 second quarter), and any ongoing modifications to its equities or futures pricing structure, will have on brokerage revenue and profitability; the total effect that increased futures clearing costs (particularly in light of reduced futures commissions) and the costs associated with the company's change of futures clearing firms may have on second quarter 2003 financial results; risk of loss of revenue from futures customers who do not agree to move their accounts to the new futures clearing firm; market pressure to lower substantially pricing on brokerage and subscription services as a result of such services being provided at lower or no additional costs by brokerages, financial institutions and other financial companies to their customers, or for other market reasons; TradeStation 7 not attracting as many new customers, or resulting in as much increased trading activity, or producing as many subscriptions for optional premium services, as the company expects (there being insufficient data at this time for the company to be able to make any concrete judgment about the size of the revenue growth, if any, that TradeStation 7 will generate); the failure of the company to receive final approval of its expected one-time income tax refund (benefit); the impact of reductions in advertising expenditures for 2003 (as compared to 2002 expenditures); the timing and success of marketing campaigns; the company's ability (or lack thereof) to achieve significant net increases in brokerage accounts and brokerage revenues quarter over quarter; technical difficulties or errors in the products and/or services, particularly the new TradeStation 7 release; the company's estimated earnings per share (diluted) are based on the assumption of an average stock price for the last 9 months of 2003 (if the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower); the appeal of the company's products and services to the institutional market (given the company's limited experience selling to that market); the company's brokerage client base trading with an average frequency and/or volume lower than the company anticipates; changes in the condition of the securities and financial markets, including further decreases in the combined average share volume of the major exchanges; adverse results in pending or possible future litigation against the company that are significantly different than is currently estimated (and it should be noted that the company does not maintain errors or omissions insurance that might cover, in whole or in part, some of the claims and costs related to certain litigation); the amount of unexpected legal, consultation and professional fees; the effect of unanticipated increased infrastructure costs that may be incurred as the company grows its brokerage firm operations;
potential NASD or other broker-dealer regulatory issues relating to brokerage businesses that focus on active traders; the scalability, possible performance failures and reliability of the company's server farm/data network; the entrance of new competitors or competitive products or services into the market; other items, events and unpredictable costs or revenue impact that may occur; the general variability and unpredictability of operating results forecast on a quarter-by-quarter basis; and other issues, risks and uncertainties indicated from time to time in the company's filings with the Securities and Exchange Commission including, but not limited to, the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, its Annual Report on Form 10-K for the year ended December 31, 2002, and other SEC filings and company press releases.

Contact --

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000

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